Exhibit 10.1

SECURED PROMISSORY NOTE

Effective Date: December 22, 2020	Principal Amount of Note: $155,548.34

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, DAYBREAK OIL AND GAS, INC., a Washington corporation (the “Borrower”), hereby unconditionally promises to pay to the order of JAMES FORREST WESTMORELAND and ANGELA MARIE WESTMORELAND, Co-Trustees of the James and Angela Westmoreland Revocable Trust, or any assigns (the “Noteholder”, and together with the Borrower, the “Parties”), any principal amounts outstanding hereunder (the “Loan”), together with all accrued interest thereon, as provided in this Promissory Note (this “Note”). The amounts outstanding hereunder with respect to the Loan, including principal, interest, fees or other charges, and all other amounts, are referred to herein as the “Obligations.”

The Loan shall be loaned to the Borrower on the Effective Date.

1.      Definitions. Capitalized terms used herein shall have the meanings set forth in this Section 1.

“Borrower” has the meaning set forth in the introductory paragraph.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Houston, Texas are authorized or required by law to close.

“Change in Control” means: (a) the acquisition (whether by purchase, merger, consolidation, combination or other similar transaction) by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of more than 50% (on a fully diluted basis) of the combined voting power of the then outstanding voting securities of the Borrower or (b) the sale, transfer or other disposition of all or substantially all of the assets of the Borrower to any Person other than an affiliate.

“Collateral” has the meaning set forth in Section 10.1.

“Debt” of the Borrower, means all (a) indebtedness for borrowed money; (b) obligations for the deferred purchase price of property or services, except trade payables arising in the ordinary course of business; (c) obligations evidenced by notes, bonds, debentures or other similar instruments; (d) obligations as lessee under capital leases; (e) obligations in respect of any interest rate swaps, currency exchange agreements, commodity swaps, caps, collar agreements or similar arrangements entered into by the Borrower providing for protection against fluctuations in interest rates, currency exchange rates or commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies; (f) obligations under acceptance facilities and letters of credit; (g) guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss, in each case, in respect of indebtedness set out in clauses (a) through (f) of a Person other than the Borrower; and (h) indebtedness set out in clauses (a) through (g) of any Person other than the Borrower secured by any lien on any asset of the Borrower, whether or not such indebtedness has been assumed by the Borrower.

“Deed of Trust” has the meaning set forth in Section 10.1.

“Default” means any of the events specified in Section 9 which constitutes an Event of Default or which, upon the giving of notice, the lapse of time, or both pursuant to Section 9 would, unless cured or waived, become an Event of Default.

“Effective Date” means the date first referenced above.

“Event of Default” has the meaning set forth in Section 9.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government.

“Interest Rate” means the rate equal to 2.25%.

“Law” as to any Person, means any law (including common law), statute, ordinance, treaty, rule, regulation, policy or requirement of any Governmental Authority and authoritative interpretations thereon, whether now or hereafter in effect, in each case, applicable to or binding on such Person or any of its properties or to which such Person or any of its properties is subject.

“Lien” means any mortgage, pledge, hypothecation, encumbrance, lien (statutory or other), charge or other security interest.

“Loan” has the meaning set forth in the introductory paragraph.

“Material Adverse Effect” means a material adverse effect on (a) the validity or enforceability of this Note; (b) the priority or effectiveness of any Lien purported to be created under this Note; or (c) the rights or remedies of the Noteholder hereunder.

“Maturity Date” means the earlier of (a) December 21, 2036 and (b) the date on which all amounts under this Note shall become due and payable pursuant to this Agreement or the Deed of Trust.

“Note” has the meaning set forth in the introductory paragraph.

“Noteholder” has the meaning set forth in the introductory paragraph.

“Obligations” has the meaning set forth in the introductory paragraph.

“Order” as to any Person, means any order, decree, judgment, writ, injunction, settlement agreement, requirement or determination of an arbitrator or a court or other Governmental Authority, in each case, applicable to or binding on such Person or any of its properties or to which such Person or any of its properties is subject.

“Parties” has the meaning set forth in the introductory paragraph.

“Payment Date” means the 22nd day of each month, commencing on January 22, 2021.

“Permitted Debt” means Debt (a) existing or arising under this Note and any refinancing thereof; and (b) accounts payable and accrued expenses, liabilities or other obligations from time to time incurred in the ordinary course of business.

“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Authority or other entity.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Washington.

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2.      Payments.

2.1       Monthly Payments. A monthly payment of $1,048.14 shall be payable to the Noteholder on each Payment Date.

2.2       Final Payment Date. The aggregate unpaid principal amount of the Loan, all accrued and unpaid interest and all other amounts payable under this Note shall be due and payable on the Maturity Date.

2.3       Optional Prepayment. The Borrower may prepay the Loan in whole or in part at any time or from time to time without penalty or premium by giving five days’ advance written notice to Noteholder and, on such prepayment date, paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. No prepaid amount may be reborrowed.

3.      Interest.

3.1       Interest Rate. Except as otherwise provided herein, the outstanding principal amount of the Loan made hereunder shall bear interest at the Interest Rate from the date the Loan was made until the Loan is paid in full, whether at maturity, upon acceleration, by prepayment or otherwise.

3.2       Default Interest. If any amount payable hereunder is not paid when due (after expiration of any applicable grace or cure periods), whether at stated maturity, by acceleration or otherwise, such overdue amount shall bear interest at the Default Rate from the date of such non-payment until such overdue amount is paid in full.

3.3       Interest Rate Limitation. If at any time and for any reason whatsoever, the interest rate payable on the Loan shall exceed the maximum rate of interest permitted to be charged by the Noteholder to the Borrower under applicable Law, such interest rate shall be reduced automatically to the maximum rate of interest permitted to be charged under applicable Law.

4.      Use of Proceeds. All proceeds of the Loan shall be used payroll and general working capital purposes.

5.      Payment Mechanics.

5.1       Manner of Payments. All payments of interest and principal shall be made in lawful money of the United States of America no later than 5:00 PM Houston, Texas time on the date on which such payment is due by wire transfer of immediately available funds to the Noteholder’s account at a bank specified by the Noteholder in writing to the Borrower from time to time.

5.2       Application of Payments. All payments made hereunder shall be applied first to the payment of any fees or charges outstanding hereunder, second to accrued interest, and third to the payment of the principal amount outstanding under this Note.

5.3       Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Note.

5.4       Rescission of Payments. If at any time any payment made by the Borrower under this Note is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Borrower’s obligation to make such payment shall be reinstated as though such payment had not been made.

6.      Representations and Warranties. The Borrower hereby represents and warrants to the Noteholder on the date hereof as follows:

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6.1       Existence; Compliance with Laws. The Borrower is (a) a corporation duly formed, validly existing and in good standing under the laws of the state of its jurisdiction of organization and has the requisite power and authority, and the legal right, to own, lease and operate its properties and assets and to conduct its business as it is now being conducted and (b) in compliance with all Laws and Orders except to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.2       Power and Authority. The Borrower has the power and authority, and the legal right, to execute and deliver this Note and to perform its obligations hereunder.

6.3       Authorization; Execution and Delivery. The execution and delivery of this Note, the Deed of Trust, and the other transaction documents by the Borrower and the performance of its obligations hereunder have been duly authorized and approved by all necessary corporate action in accordance with all applicable Laws, including the unanimous approval of the members of the board directors of the Borrower. The Borrower has duly executed and delivered this Note.

6.4       No Approvals. No consent or authorization of, filing with, notice to or other act by, or in respect of, any Governmental Authority or any other Person is required in order for the Borrower to execute, deliver, or perform any of its obligations under this Note or the Deed of Trust.

6.5       No Violations. The execution and delivery of this Note and the Deed of Trust and the consummation by the Borrower of the transactions contemplated hereby do not and will not (a) violate any provision of the Borrower’s organizational documents; (b) violate any Law or Order applicable to the Borrower or by which any of its properties or assets may be bound; or (c) constitute a default under any material agreement or contract by which the Borrower may be bound.

6.6       Enforceability. This Note is a valid, legal and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

6.7       No Litigation. No action, suit, litigation, investigation or proceeding of, or before, any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its property or assets (a) with respect to this Note or any of the transactions contemplated hereby or (b) that could be expected to materially adversely affect the Borrower’s financial condition or the ability of the Borrower to perform its obligations under this Note. As used herein, the “knowledge of Borrower” means the actual knowledge of any executive officer of Borrower.

7.      Affirmative Covenants. Until all Obligations have been paid in full, the Borrower shall:

7.1       Financial Information. Keep the Noteholder informed of the financial condition of the Borrower, including but not limited to furnishing financial statements when available and upon request and upon request providing other information to the Noteholder about the Borrower’s liabilities and expenditures.

7.2       Notice of Events of Default. As soon as possible and in any event within five (5) Business Days after it becomes aware that a Default or an Event of Default has occurred, notify the Noteholder in writing of the nature and extent of such Default or Event of Default and the action, if any, it has taken or proposes to take with respect to such Default or Event of Default.

7.3       Further Assurances. Upon the reasonable request of the Noteholder, promptly execute and deliver such further instruments and do or cause to be done such further acts as may be necessary or advisable to carry out the intent and purposes of this Note.

8.      Negative Covenants. Until all Obligations have been paid in full, the Borrower shall not, without the consent of Noteholder:

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8.1       Indebtedness. Incur, create or assume any Debt, other than Permitted Debt.

8.2       Liens. Incur, create, assume or suffer to exist any Lien on any of its property or assets, whether now owned or hereinafter acquired except for (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings; (b) Liens existing as of the date hereof; and (b) Liens created pursuant to this Note.

8.3       Change of Control. Permit a Change in Control to occur.

8.4       Dividends. Make any cash dividend, distribution or other payment in respect of any securities of the Borrower or to any officer, director or affiliate of the Borrower, other than salaries payable in the ordinary course of business or compensation approved by a unanimous vote of the board of directors of the Borrower.

9.      Events of Default. The occurrence and continuance of any of the following shall constitute an Event of Default hereunder:

9.1       Failure to Pay. The Borrower fails to make any payment when due and such failure continues for 30 days after written notice to the Borrower.

9.2       Breach of Representations and Warranties. Any representation or warranty made or deemed made by the Borrower to the Noteholder herein is incorrect in any material respect on the date as of which such representation or warranty was made or deemed made.

9.3       Breach of Covenants. The Borrower fails to observe or perform any material covenant, obligation, condition or agreement contained in this Note other than those specified in Section 9.1 and such failure continues for 45 days after written notice to the Borrower.

9.4       Breach of Deed of Trust. The Borrower fails to observe or perform any material covenant, obligation, condition or agreement contained in the Deed of Trust, which remains uncured following thirty (30) days after written notice to the Borrower.

9.5       Enforceability. Any material provision of this Note or any agreement entered into in connection with this Note for any reason ceases to be valid, binding and enforceable in accordance with its terms, or the Borrower, any member of the board of directors of the Borrower or any shareholder of the Borrower shall challenge the enforceability of this Note or any agreement entered into in connection with this Note or shall assert in writing, or engage in any action or inaction that evidences its assertion, that any provision of any of this Note or any agreement entered into in connection with this Note has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms.

9.6       Bankruptcy.

(a)      the Borrower commences any case, proceeding or other action (i) under any existing or future Law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower makes a general assignment for the benefit of its creditors;

(b)      there is commenced against the Borrower any case, proceeding or other action of a nature referred to in Section 9.6(a) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged or unbonded for a period of 60 days;

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(c)      there is commenced against the Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or

(d)      the Borrower takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in Section 9.6(a), Section 9.6(b) or Section 9.6(c) above.

10.   Security Agreement.

10.1    Security Interest. As collateral security for the Borrower’s payment and performance of its obligations hereunder, the Borrower hereby pledges and grants to the Noteholder, a lien on and security interest in and to all of the right, title and interest of the Borrower in, to and under the property of the Borrower described on Exhibit A hereto, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the “Collateral”). Such lien shall be subject only to subject only to a pre-existing lien filed by a working interest partner of the Company, but shall otherwise be a first priority lien.

10.2    Execution and Delivery of Deed of Trust. In furtherance of the security interest in the Collateral, the Borrower hereby agrees to authorize, execute and deliver, effective as of the Effective Date: (a) a deed of trust or mortgage (the “Deed of Trust”) with respect to the Collateral, in substantially the form agreed upon between the Parties; and (b) such additional security instruments for the purpose of granting and perfecting the security interests in the Collateral, including authorizing the filing of a financing statement in the relevant jurisdictions with respect to any of the Collateral.

11.   Remedies.

11.1    Generally. Upon the occurrence of any Event of Default and expiration of any applicable cure period, and at any time thereafter during the continuance of such Event of Default, the Noteholder may at its option, by written notice to the Borrower: (a) declare the entire principal amount of this Note, together with all accrued interest thereon and all other amounts payable hereunder, immediately due and payable; (b) exercise any of its remedies with respect to the Collateral set forth in the Deed of Trust; and/or (c) exercise any or all of its other rights, powers or remedies under applicable Law; provided, however that, if an Event of Default described in Section 9.6 shall occur, the principal of and accrued interest on the Loan shall become immediately due and payable without any notice, declaration or other act on the part of the Noteholder.

11.2    Remedies Regarding the Collateral. If any Event of Default shall have occurred and be continuing:

(a)      The Noteholder may exercise, without any other notice to or demand upon the Borrower, in addition to the other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may exercise any rights or remedies pursuant to the Deed of Trust.

(b)      All payments received by the Borrower in respect of the Collateral shall be received in trust for the benefit of the Noteholder, shall be segregated from other funds of the Borrower and shall be forthwith paid over the Noteholder in the same form as so received (with any necessary endorsement).

(c)       The Noteholder may, without notice to the Borrower, except as required by law and at any time or from time to time, charge, set off and otherwise apply all or part of the obligations of the Borrower pursuant to the Note against any funds deposited with it or held by it.

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12.   Miscellaneous.

12.1    Notices.

(a)      All notices, requests or other communications required or permitted to be delivered hereunder shall be delivered in writing, in each case to the address for a Party as such Party may from time to time specify in writing.

(b)      Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received; and (ii) sent by e-mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (by return e-mail or other written acknowledgment).

12.2    Choice of Law. This Note, and all matters arising out of or relating to this Note, whether sounding in contract, tort, or statute, will be governed by and construed in accordance with the internal laws of the State of Washington, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Washington.

12.3    Approval. The Borrower hereby represents that its board of directors, in the exercise of its fiduciary duty, has approved the Borrower’s execution of this Note based upon a reasonable belief that the principal provided hereunder is appropriate for the Borrower after reasonable inquiry concerning the Borrower’s financing objectives and financial situation. In addition, the Borrower hereby represents that it intends to use the principal of this Note primarily for the operations of its business.

12.4    Waiver of Jury Trial. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY.

12.5    Counterparts; Integration; Effectiveness. This Note and any amendments, waivers, consents or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all taken together shall constitute a single contract. This Note constitutes the entire contract between the Parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. Delivery of an executed counterpart of a signature page to this Note by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Note.

12.6    Successors and Assigns. This Note may be assigned or transferred by the Noteholder to any Person. The Borrower may not assign or transfer this Note or any of its rights hereunder without the prior written consent of the Noteholder. This Note shall inure to the benefit of, and be binding upon, the Parties and their permitted assigns.

12.7    Waiver of Notice. The Borrower hereby waives demand for payment, presentment for payment, protest, notice of payment, notice of dishonor, notice of nonpayment, notice of acceleration of maturity and diligence in taking any action to collect sums owing hereunder.

12.8    Interpretation. For purposes of this Note (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Note as a whole. The definitions given for any defined terms in this Note shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context otherwise requires, references herein: (x) to Schedules, Exhibits and Sections mean the Schedules, Exhibits and Sections of this Note; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Note shall be construed without

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regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

12.9    Amendments and Waivers. No term of this Note may be waived, modified or amended except by an instrument in writing signed by both of the parties hereto. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

12.10 Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand or limit any of the terms or provisions hereof.

12.11 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising on the part of the Noteholder, of any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

12.12 Severability. If any term or provision of this Note is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Note so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

[signature page follows]

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IN WITNESS WHEREOF, the Borrower has executed this Note as of the Effective Date.

BORROWER:

DAYBREAK OIL AND GAS, INC.

By:	/s/ KAROL L ADAMS
Name:	Karol L Adams
Title:	Corporate Secretary and Chief Compliance Officer

NOTEHOLDER:

/s/ JAMES FORREST WESTMORELAND

/s/ ANGELA MARIE WESTMORELAND

Name:	JAMES FORREST WESTMORELAND and ANGELA MARIE WESTMORELAND, Co-Trustees of the James and Angela Westmoreland Revocable Trust

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EXHIBIT a

COLLATERAL

(a)	“Collateral” shall mean all of Borrower’s present and future right, title and interest in, to and under the following described property (unless otherwise defined herein, each capitalized term used herein shall have the meaning given to it in the UCC (as hereinafter defined)): all of the Borrower’s oil and gas assets located in Kern County, California, and such other collateral, all as described in the Deed of Trust.